                                                                    Exhibit 4.18

                                AMENDMENT NO. 5
                TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

          THIS AMENDMENT NO. 5 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made as of December 22, 1999 by and among TOKHEIM
       ---------
CORPORATION, an Indiana corporation (the "Company"), GASBOY INTERNATIONAL, INC.,
                                          -------
a Pennsylvania corporation ("Gasboy"), TOKHEIM-SOFITAM S.A., a societe anonyme
                             ------
organized under the laws of France ("Tokheim-Sofitam"), TOKHEIM SOFITAM
                                     ---------------
APPLICATIONS S.A., a societe anonyme organized under the laws of France ("Sofitam Applications"), the financial institutions party hereto, BANK ONE,
----------------------
INDIANA, NATIONAL ASSOCIATION, formerly known as NBD BANK, N.A., in its individual capacity as a Lender and as contractual representative on behalf of the Lenders (the "Existing Administrative Agent"), ABN AMRO BANK N.V., in its
                  -----------------------------
individual capacity as a Lender and as successor administrative agent on behalf of the Lenders (the "New Administrative Agent"), CREDIT LYONNAIS, as
                     ------------------------
Documentation and Collateral Agent, and BANKERS TRUST COMPANY, as Co-Syndication Agent under that certain Second Amended and Restated Credit Agreement dated as of December 14, 1998 by and among the Company, Gasboy, Tokheim-Sofitam, Sofitam Applications, the financial institutions party thereto (the "Lenders"), the
                                                             -------
Existing Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agent, as amended by an Amendment No. 1, an Amendment No. 2, an Amendment No. 3 and an Amendment No. 4, dated as of January 11, 1999, March 1, 1999, February 27, 1999 and October 14, 1999, respectively (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Capitalized terms used herein and not
              ----------------
otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                  WITNESSETH

          WHEREAS, the Company, Gasboy, Tokheim-Sofitam, Sofitam Applications, the Lenders, the Existing Administrative Agent, the New Administrative Agent, the Documentation and Collateral Agent, and the Co-Syndication Agent are parties to the Credit Agreement;

          WHEREAS, the Borrowers have requested that the Required Lenders amend the Credit Agreement in certain respects, and the Required Lenders are willing to amend the Credit Agreement on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, Gasboy,

Tokheim-Sofitam, Sofitam Applications and the Required Lenders have agreed as follows:

     1.   Amendments to Credit Agreement.  Effective as of the date hereof and
          ------------------------------
subject to the satisfaction of the conditions precedent set forth in Section 3
                                                                     ---------
below, the Credit Agreement is hereby amended as follows:

     1.1  Section 1.1 of the Credit Agreement is hereby amended (i) to delete
          -----------
the following at the end of the first sentence of the definition of "Fixed
                                                                     -----
Charge Coverage Ratio":
---------------------

     ", minus (f) for the four-quarter period ending on November 30, 1999, the
        -----
     current portion of the Term Loans in an amount not to exceed $50,000,000"

     (ii) to add the following definitions, each in its appropriate alphabetical position:

          "Additional Revolving Lender" means any Lender which holds an Additional Revolving Loan Commitment or, after termination of the Commitments, any Additional Revolving Loan.

          "Additional Revolving Loan" is defined in Section 2.1.5.
                                                    -------------

          "Additional Revolving Loan Commitment" means, for each Additional Revolving Lender, the obligation of such Additional Revolving Lender to make Additional Revolving Loans to the Company not exceeding the amount set forth opposite the signature of such Lender under the heading "Additional Revolving Loan Commitment" on the signature pages to Amendment No. 5 to this Agreement dated as of December 22, 1999 or as set forth in an applicable Assignment Agreement in the form of Exhibit B hereto received by
                                                    ---------
     the Agent under the terms of Section 13.3, as such amount may be modified
                                  ------------
     from time to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance.

          "Additional Revolving Loan Percentage" means, with respect to any Additional Revolving Lender, the percentage obtained by dividing (A) the then aggregate amount of such Lender's Additional Revolving Loan Commitment (as adjusted from time to time in accordance with the provisions of this Agreement) by (B) the Aggregate Additional Revolving Loan Commitment at such time; provided, however, if all of the Commitments are terminated
                --------  -------
     pursuant to the terms of this Agreement, then "Additional Revolving Loan Percentage" means the percentage obtained by dividing (i) the Dollar Amount of such Lender's Additional Revolving Loans by (ii) (a) the aggregate Dollar Amount of all Additional Revolving Loans.

          "Additional Revolving Loan Termination Date" means December 22, 2001.

          "Additional Revolving Notes" means the Additional Revolving Notes executed by the Company in favor of the Additional Revolving Lenders evidencing the Additional Revolving Loans and the Aggregate Additional Revolving Loan Commitment, including any amendment, restatement, modification, renewal or replacement of such Additional Revolving Note.

          "Aggregate Additional Revolving Loan Commitment" means the aggregate of the Additional Revolving Loan Commitments of all the Additional Revolving Lenders, as may be reduced from time to time pursuant to the terms hereof. As of the date when Amendment No. 5 to this Agreement dated as of December 22, 1999 became effective, the Aggregate Additional Revolving Loan Commitment was $2,500,000 (it being understood that the
                                               -------------------
     Aggregate Additional Revolving Loan Commitment may be increased upon the request of the Company after the date such amendment became effective by having additional financial institutions execute a counterpart of such amendment following such effectiveness and thereby committing to provide an Additional Revolving Loan Commitment, provided that the Aggregate
                                           --------
     Additional Revolving Loan Commitment shall not exceed $10,000,000).

and (iii) the definitions of "Aggregate Revolving Loan Commitment," "Applicable Percentage," "Borrowing Base," "Commitment," ""Interest Period," "Loan," "Revolving Loan," "Revolving Loan Commitment," "Revolving Loan Termination Date" and "Term Loan Termination Date" are each amended and restated to read in their entireties as follows:

          "Aggregate Revolving Loan Commitment" means (x) in the case of any determination of Percentage (but not Revolving Loan Percentage), the aggregate of the Revolving Loan Commitments and Additional Revolving Loan Commitments of all the Lenders, as may be reduced from time to time pursuant to the terms hereof and (y) in all other cases, the aggregate of the Revolving Loan Commitments of all the Lenders, as may be reduced from time to time pursuant to the terms hereof.

          "Applicable Percentage" means, for any Lender, such Lender's Additional Revolving Loan Percentage, Revolving Loan Percentage or Term Loan Percentage, as applicable.

          "Borrowing Base" means, as of any date of calculation, an amount, as set forth on the most current Borrowing Base Certificate delivered to the Agent, for the Company and its Consolidated Subsidiaries equal to: (i) seventy-five percent (75%) of the Gross Amount of Receivables; plus (ii)
                                                                    ----
     fifty percent (50%) of the Gross Amount of Inventory owned by the Company and its Consolidated

     Subsidiaries; minus  (iii) the aggregate amount of trade payables owed to
                   -----
     creditors of the Subsidiaries of the Company that have not granted Liens on such Subsidiaries' Receivables in favor of the Agent for the benefit of the holders of secured Obligations (provided that, until March 1, 2000, the
                                     --------
     trade payables of Tokheim Services France and Tokheim, Ltd. shall not be subtracted pursuant to this clause (iii)).
                                 ------------

          "Commitment" means, for each Lender, collectively, such Lender's Additional Revolving Commitment, Revolving Loan Commitment and/or Term Loan Commitment.

          "Interest Period" means, (i) any Alternate Currency Interest Period or
     (ii) with respect to a Eurocurrency Advance or a Eurocurrency Loan, a period of one, two, three or six months (or, with respect to Additional Revolving Loans, such shorter periods to which all Additional Revolving Lenders shall agree (a "Shorter Period") commencing on a Business Day selected by the applicable Borrower pursuant to this Agreement. Other than with respect to Shorter Periods and other than as may be required by an Alternate Currency Interest Period, such Interest Period shall end on (but exclude) the day which corresponds numerically to such date of commencement one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new month, such Interest Period shall end on the immediately preceding Business Day.

          "Loan" means, (i) with respect to a Lender, such Lender's portion, if any, of any Advance, (ii) with respect to a Swing Loan Lender, such Swing Loan Lender's Swing Loans, (iii) with respect to any Alternate Currency Bank, such Alternate Currency Bank's Alternate Currency Loan, and (iv) collectively, with respect to all Lenders, all Term Loans, Additional Revolving Loans, Revolving Loans, Swing Loans and Alternate Currency Loans.

          "Note" means any Additional Revolving Note, Revolving Note, Swing Loan Note, Term Note or any Note issued to evidence the Alternate Currency Loans.

          "Payment Date" means the last Business Day of each month.

          "Revolving Loan" is defined in Section 2.1.1; provided that, solely
                                         -------------  --------
     for purposes of the proviso to the definition of "Percentage," "Revolving
                         -------
     Loan" shall mean Revolving Loans and Additional Revolving Loans.

          "Revolving Loan Commitment" means, for each Lender, the obligation of the Lender to make Revolving Loans to the Borrowers, to purchase participations in Letters of Credit and to participate in Swing Loans and Alternate Currency Loans pursuant to Section 2.1.4 not exceeding the amount
                                          -------------
     set forth opposite the name of such Lender under the heading "Revolving Loan Commitment" on Schedule I hereof or as set forth in an applicable
                         ----------
     Assignment Agreement in the form of Exhibit B hereto received by the Agent
                                         ---------
     under the terms of Section 13.3, as such amount may be modified from time
                        ------------
     to time pursuant to the terms of this Agreement or to give effect to any applicable assignment and acceptance; provided that, solely for purposes of the definition of "Percentage," "Revolving Loan Commitment" shall include the obligation of each Lender to make Additional Revolving Loans.

          "Revolving Loan Termination Date" means September 30, 2003.

          "Term Loan Termination Date" means September 30, 2003.

     1.2. Section 2.1.3(iv) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "(iv)  Repayment of the Term Loans. The Term Loans shall be repaid in
                 ---------------------------
     sixteen (16) installments, payable in an initial installment on January 21, 2000 and thereafter in installments on the last Business Day of each fiscal quarter of the Company thereafter (excluding the fiscal quarter ending on February 28, 2000) as prescribed below until the Term Loan Termination Date, and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder. The principal amount of the installments may be paid by either Tokheim or Gasboy at their discretion provided that each of the installments shall be in the aggregate amounts set forth below:

                                        Term Loan
                              Installment Date         Installment Amount
                              ----------------         ------------------

          January 21, 2000             $1,875,000
          May 31, 2000                 $1,875,000
          August 31, 2000              $1,875,000
          November 30, 2000            $1,875,000

          February 28, 2001            $2,500,000
          May 31, 2001                 $2,500,000
          August 31, 2001              $2,500,000
          November 30, 2001            $2,500,000

          February 28, 2002            $3,125,000
          May 31, 2002                 $3,125,000

          August 31, 2002              $3,125,000
          November 30, 2002            $3,125,000

          February 28, 2003            $3,750,000
          May 31, 2003                 $3,750,000
          August 31, 2003              $3,750,000
          Term Loan
          Termination Date             $8,750,000

     Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Term Loan Termination Date. No installment of any Term Loan shall be reborrowed once repaid."

     1.3. The following Section 2.1.5 is hereby added to the Credit Agreement:

          "2.1.5.  Additional Revolving Loans.  (i) Upon the satisfaction of the
                   --------------------------
     applicable conditions precedent set forth in Sections 4.1, 4.2 and 4.3,
                                                  ------------  ---     ---
     from and including the date of this Agreement and prior to the Additional Revolving Loan Termination Date, each Additional Revolving Lender severally and not jointly agrees, on the terms and conditions set forth in this Agreement (including, without limitation, the terms and conditions of
     Section 2.5.11 and Section 8.1 relating to the reduction, suspension or
     --------------     -----------
     termination of the Aggregate Additional Revolving Loan Commitment), to make revolving loans (each individually, an "Additional Revolving Loan" and, collectively, the "Additional Revolving Loans") in Dollars to the Company from time to time in a Dollar Amount not to exceed such Lender's Additional Revolving Loan Percentage of the lesser of (x) Aggregate Additional Revolving Loan Commitment at such time and (y) the Borrowing Base minus the Revolving Credit Obligations at such time; provided that no Additional
                                                --------
     Revolving Lender shall be required to make any Additional Revolving Loan unless, at the time of such proposed Additional Revolving Loan, the Revolving Credit Availability shall be zero. Subject to the terms of this Agreement (including, without limitation, the terms and conditions of
     Section 2.5.11 and 8.1 relating to the reduction, suspension or termination
     --------------     ---
     of the Aggregate Additional Revolving Loan Commitment), the Company may borrow, repay and reborrow Additional Revolving Loans at any time prior to the Additional Revolving Loan Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Additional Revolving Loan Commitments of the Additional Revolving Lenders to lend hereunder shall expire on the Additional Revolving Loan Termination Date. The proceeds of all Additional Revolving Loans made under this
     Section 2.1.1 shall be used in accordance with the terms of Section 6.2.
     -------------                                               -----------
     All outstanding Additional Revolving Loans shall be paid in full by the Company on the Additional Revolving Loan Termination Date.

          (ii)   Borrowing Notice.  When the Company desires to borrow under
                 ----------------
     this Section 2.1.5, a Financial Officer shall deliver to the Agent a
          -------------
     Borrowing Notice, signed by it, specifying that the Company is requesting an Additional Revolving Loan pursuant to this Section 2.1.5. Any Borrowing
                                                    -------------
     Notice given pursuant to this Section 2.1.5 shall be irrevocable.
                                   -------------

          (iii)  Maximum Amount of Additional Revolving Loans.  At no time shall
                 --------------------------------------------
     the aggregate amount of all Additional Revolving Loans exceed the lesser of the (x) the Aggregate Additional Revolving Loan Commitment at such time and
     (y) the Borrowing Base minus the Revolving Credit Obligations at such time.

          (iv)   Making of Additional Revolving Loans.  Promptly after receipt
                 ------------------------------------
     of the Borrowing Notice under Section 2.1.5(ii)  in respect of Additional
                                   -----------------
     Revolving Loans, the Agent shall notify each Additional Revolving Lender by telex or telecopy, or other similar form of transmission, of the proposed Advance. Each Additional Revolving Lender shall make available its Additional Revolving Loan in accordance with the terms of Section 2.5.1.
                                                               -------------
     The Agent will make the funds so received from the Lenders available to the Company in accordance with the terms of Section 2.5.1 and shall disburse
                                             -------------
     such proceeds in accordance with the Company's disbursement instructions set forth in such Borrowing Notice. The failure of any Additional Revolving Lender to deposit the amount described above with the Agent on the applicable Borrowing Date shall not relieve any other Additional Revolving Lender of its obligations hereunder to make its Additional Revolving Loan on such Borrowing Date."

     1.4. Section 2.2.1 of the Credit Agreement is hereby amended by adding the phrase ", Additional Revolving Loans" after the words "Revolving Loans" in the first sentence thereof.

     1.5. Section 2.2.2 of the Credit Agreement is hereby amended by (i) inserting the following after the words "twelve (12) Interest Periods" where they appear in such Section "(or, so long as the Aggregate Additional Revolving Commitment is greater than zero, fifteen (15) Interest Periods)", (ii) inserting the phrase ", Additional Revolving Loans" after the words "Term Loans" in clause
(iii) thereof and (iii) inserting the phrase "Additional Revolving Loan," after the words "Term Loan" in clause (iv) thereof.

     1.6. Section 2.3 of the Credit Agreement is hereby amended by (i) replacing the table in such Section with the following:

     ======================================================================================================================
                        Eurocurrency                                      Alternate Base
                           Margins                                         Rate Margins

                                                                                                         Commitment        \
      Leverage Ratio                                                                                   Fee Percentage
                      ------------------------------------------------------------------------------


                                          Additional                            Additional
                             Revolving     Revolving     Term      Revolving    Revolving      Term
                               Loans        Loans       Loans        Loans        Loans       Loans

     ======================================================================================================================
     Level I Status            4.50%        6.00%       4.50%        3.50%        5.00%       3.50%          0.75%

     ----------------------------------------------------------------------------------------------------------------------

     Level II Status           4.00%        6.00%       4.50%        3.00%        5.00%       3.50%          0.75%
     ----------------------------------------------------------------------------------------------------------------------

     Level III Status          3.50%        6.00%       4.50%        2.50%        5.00%       3.50%          0.50%
     ----------------------------------------------------------------------------------------------------------------------

     Level IV Status           3.25%        6.00%       4.50%        2.25%        5.00%      3.50%           0.50%
     ----------------------------------------------------------------------------------------------------------------------

     Level V Status            3.00%        6.00%       4.50%        2.00%        5.00%      3.50%           0.50%
     ======================================================================================================================
     Level VI Status           2.50%        6.00%       4.50%        1.50%        5.00%      3.50%           0.375%
     ======================================================================================================================

and (ii) adding the following as the last paragraph thereof

     "Notwithstanding the foregoing, on June 1, 2000 and on the last day of each fiscal quarter of the Company thereafter, each of the above margins applicable to Loans shall be increased by 0.25% unless, on the last day of any fiscal quarter prior to any such scheduled date of increase, (x) the Senior Leverage Ratio is less than 2.5:1.00 and (y) the principal amount of all Obligations is less than or equal to $180,000,000 and the aggregate commitments of the Lenders to extend credit hereunder have been permanently reduced to $180,000,000 or less; provided that if the conditions set forth
                                      --------
     in clauses (x) and (y) are met, any increase to the margins set forth above
        -----------     ---
     pursuant to this sentence shall thenceforth be ineffective and the margins set forth in the table above shall apply."

     1.7. Section 2.4.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          "2.4.1.  Commitment Fee.  (a) The Company and the Borrowing
                   --------------
     Subsidiaries hereby jointly and severally agree to pay to the Agent for the ratable account of each Lender, for the period from the date hereof to and including the Termination Date, a commitment fee at a rate per annum equal to the annual percentage rate indicated as the Applicable Margin for the commitment fee on the average daily amount by which such Lender's Revolving Loan Commitment exceeds the sum of the outstanding principal balance of such Lender's Revolving Loans plus Swing Loans plus such Lender's Percentage of the L/C Obligations and Alternate Currency Loans, the accrued but unpaid portion of which shall be payable on each Payment Date hereafter and on the Termination Date. All such accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans and issue or participate in Letters of Credit hereunder, and commitment fees shall cease to accrue thereafter. For purposes of calculating such commitment fee hereunder, the principal amount of each Advance or Swing Loan made in a currency other than Dollars shall be the Dollar Amount of such Advance as determined under clause (ii) of the definition herein of
                                      -----------
     "Dollar Amount".

           (b) The Company hereby agrees to pay to the Agent for the ratable account of each Additional Revolving Lender, for the period from the date hereof to and including the Additional Revolving Loan Termination Date, a commitment fee at a rate per annum equal to the annual percentage rate indicated as the Applicable Margin for the commitment fee on the average daily amount by which such Lender's Additional Revolving Loan Commitment exceeds the sum of the outstanding principal balance of such Lender's Additional Revolving Loans, the accrued but unpaid portion of which shall be payable on each Payment Date hereafter and on the Additional Revolving Loan Termination Date. All such accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Additional Revolving Loans, and commitment fees shall cease to accrue thereafter."

     1.8. Section 2.4.2 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

           "2.4.2.   Agent Fees.  The Company agrees to pay certain fees to the
                     ----------
     Agent, for its sole account, on the dates and in the amounts set forth in the mandate and fee letter between Company and ABN Amro Bank N.V., dated November 19, 1999, as amended from time to time (the "Fee Letter")."

     1.9. Section 2.5.1(i) of the Credit Agreement is hereby amended by adding the phrase "Additional Revolving Loan," immediately prior to the words "Revolving Loan" in the second sentence thereof.

     1.10. Section 2.5.2 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

           "2.5.2.  Minimum Amount of Each Advance.  Each Advance shall be in
                    ------------------------------
     the minimum amount of $1,000,000 and in integral multiples of $500,000 if in excess thereof (or the Approximate Equivalent Amount if denominated in an Agreed Currency other than Dollars or an Alternate Currency (or such other amounts as may be specified in the applicable Alternate Currency Addendum)); provided, however, that (x) any Alternate Base Rate Advance of Revolving Loans may be in the amount of (i) the aggregate applicable unused Aggregate Revolving Loan Commitment and (ii) any Alternate Base Rate Advance required to be made in connection with the required repayment of a Swing Loan under Section
                      -------

     2.1.2(iv) and (y) any Alternate Base Rate Advance of Additional Revolving
     ---------
     Loans may be in the amount of the aggregate unused Aggregate Additional Revolving Loan Commitment."

     1.11. Section 2.5.3(B)(i)(d) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

     "(d)  [Intentionally Omitted]."

     1.12. Section 2.5.3(B)(i)(f)(II) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

           "(II) following the payment in full of the Term Loans, the amount of each Designated Prepayment shall be applied to repay Additional Revolving Loans (and shall concurrently reduce Additional Revolving Loan Commitments pursuant to Section 2.5.11(c)) and following the payment in full of the
                 -----------------
     Additional Revolving Loans, the amount of each Designated Prepayment shall be applied first to Revolving Loans (but shall not reduce Revolving Loan Commitments), then to interest on the Reimbursement Obligations, then to principal on the Reimbursement Obligations, then to fees on account of Letters of Credit and then, to the extent any L/C Obligations are contingent, deposited with the Agent as cash collateral in respect of such L/C Obligations."

     1.13. Section 2.5.3(B)(ii)(x) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

           "(x)  In addition to repayments under Section 2.5.3(B)(ii)(z), (1) if
                                                 -----------------------
     at any time and for any reason the amount of Additional Revolving Loans is greater than the lesser of (aa) the Aggregate Additional Revolving Loan Commitment or (bb) the Borrowing Base less the Revolving Credit Obligations, the Company shall immediately make a mandatory prepayment of the Additional Revolving Loans in an amount equal to such excess and (2) if at any time and for any reason other than the fluctuation in currency exchange rates the Dollar Amount of the Revolving Credit Obligations are greater than the Maximum Revolving Credit Amount, the Company shall immediately make a mandatory prepayment of the Obligations in an amount equal to such excess. If after giving effect to such payment the Dollar Amount of L/C Obligations outstanding at any time is greater than the Maximum Revolving Credit Amount at such time, the Company shall deposit cash collateral with the Agent in an amount in Dollars equal to such excess."

     1.14. Section 2.5.3(B) of the Credit Agreement is amended by adding the following clause (iii) at the end thereof:

          "(iii)  Mandatory Prepayments of Additional Revolving Loans.  If at
                  ---------------------------------------------------
     any time when any Additional Revolving Loans are outstanding there is any unused Revolving Credit Availability, the Company shall immediately borrow Revolving Loans to the extent of such unused Revolving Credit Availability and use the proceeds of such Revolving Loans to make a mandatory prepayment of Additional Revolving Loans."

     1.15. Section 2.5.6 of the Credit Agreement is hereby amended by deleting the third sentence of such Section in its entirety and substituting the following therefor:

     "Interest accrued on each Eurocurrency Advance having an Interest Period longer than one month shall also be paid on the last day of each one-month interval during such Interest Period."

     1.16. Section 2.5.9 is hereby amended by adding the phrase "Aggregate Additional Revolving Loan Commitment reduction notice," immediately prior to the words "Aggregate Revolving Loan Commitment reduction notice" where they appear in such Section.

     1.17. Section 2.5.11 of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

            "2.5.11. Termination or Reduction of the Revolving Loan Commitments.
                     ----------------------------------------------------------

            (a) The Company may at any time after the date hereof permanently reduce the Aggregate Revolving Loan Commitment or the Alternate Currency Commitments, in whole, or in a minimum aggregate amount of $1,000,000 and in integral multiples of $1,000,000 if in excess thereof (or in such amounts as may be set forth on the applicable Alternate Currency Addendum), ratably among the Lenders upon at least one Business Day's prior written notice to the Agent, which notice shall specify the amount of such reduction; provided, however, no such notice of reduction shall be
                --------  -------
     effective to the extent that it would reduce the Aggregate Revolving Loan Commitment to an amount which would be less than the outstanding Dollar Amount of the Revolving Credit Obligations outstanding at the time such reduction is to take effect; provided, further, that no such notice of
                                  --------  -------
     reduction shall be effective to the extent that it would reduce the aggregate Alternate Currency Commitments in any Alternate Currency to an amount which would be less than the outstanding amount of the Alternate Currency Loans in such currency at the time such reduction is to take effect. The Aggregate Revolving Loan Commitment once reduced as provided in this Section 2.5.11 may not be reinstated.
             --------------

            (b) The Company may at any time after the date hereof permanently reduce the Aggregate Additional Revolving Loan Commitment, in whole, or in a minimum aggregate amount of $1,000,000 and in integral multiples of $1,000,000 if in excess thereof, ratably among the Additional Revolving Lenders upon at least one Business Day's prior written notice to the Agent, which notice shall specify the amount of such reduction; provided, however, no such
                                                 --------  -------
     notice of reduction shall be effective to the extent that it would reduce the Aggregate Additional Revolving Loan Commitment to an amount which would be less than the outstanding Dollar Amount of the Additional Revolving Loans outstanding at the time such reduction is to take effect.

            (c) Upon any Designated Prepayment of Additional Revolving Loans, the Aggregate Additional Revolving Loan Commitment shall be automatically and permanently reduced by the amount of such prepayment.

            (d) The Aggregate Additional Revolving Loan Commitment, once reduced as provided in this Section 2.5.11, may not be reinstated.
                                 --------------

            (e)  If (y) any Lender notifies the Company in accordance with
     Section 2.5.15 or (z) a Borrower reasonably determines that it is or will
     --------------
     be required to make any additional payment to any Lender under Section 3.1,
                                                                    -----------
     3.2 or 3.3 the Company may, at any time thereafter (provided that no
     ---    ---
     Default or Unmatured Default then exists and no satisfactory solution has been reached pursuant to Section 3.6) and by not less than five Business
                              -----------
     Days' prior written notice to the Agent, cancel such Lender's Commitment, whereupon such Lender shall cease to be obliged to make further Loans hereunder and its Commitment shall be reduced to zero. Upon termination of such Lender's Commitment, each applicable Borrower shall, subject to the last sentence of this Section 2.5.11, pay all outstanding Obligations owing
                           --------------
     to such Lender. Any notice of cancellation given pursuant to this Section
                                                                       -------
     2.5.11 shall be irrevocable and shall specify the date upon which such
     ------
     cancellation is to take effect. Notwithstanding any such cancellation, the obligations of the Company and the Borrowing Subsidiaries under Sections
                                                                     --------
     3.1, 3.2, 3.3 and 10.6 shall survive any such cancellation and be
     ---  ---  ---     ----
     enforceable by such Lender. In any case described in clauses (y) or (z)
                                                          ----------     ---
     above in which the Company has the right to cancel a Lender's Commitment, the Company may, in connection with such cancellation arrange for a sale (at par) of such Commitment and all outstanding Loans held by such Lender pursuant to the terms of Section 13.3 and such Lender will promptly enter
                              ------------
     into any such sale arranged by the Company."

     1.18. Section 3.2 of the Credit Agreement is hereby amended by adding the words "or its Additional Revolving Loan Commitment" in the last sentence thereof immediately after the words "Revolving Loan Commitment."

     1.19. Section 6.2 of the Credit Agreement is hereby amended by adding the words "and the Additional Revolving Loans" in the second sentence thereof immediately after the words "the Revolving Loans."

     1.20. Section 6.9 of the Credit Agreement is hereby amended by (i) deleting clause (iv) in its entirety and substituting the following therefor:

     "(iv) Sales or other transfers of assets (A) from a Borrower or Guarantor Subsidiary to another Borrower or Guarantor Subsidiary and (B) from Tokheim Sofitam to Tokheim Services France SA with respect to the service business of Tokheim Sofitam."

and (ii) deleting clause (ix) in its entirety and substituting the following therefor:

     "(ix) Sales, assignments or discounting of "traites" (within the meaning of French law) or similar post-dated checks or trade receivables or invoices without recourse in the ordinary course of business in an aggregate amount not to exceed $12,000,000 outstanding at any one time."

     1.21. Section 6.12 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

               "6.12.  Consolidated Net Worth.  The Company shall maintain, as
                       ----------------------
     of the end of each fiscal year, Consolidated Net Worth of not less than:

            (A) for the fiscal year ending on or about November 30, 1999, the sum of (i) $46,000,000 plus (ii) 100% of Net Cash Proceeds
                                        ----
                 received after the Effective Date through November 30, 1999 from the issuance of Capital Stock of the Company or any of its Subsidiaries to any Person other than the Company or its Subsidiaries; and

            (B) for each fiscal year thereafter, the sum of (i) $46,000,000 plus (ii) sixty percent (60%) of Consolidated Net Income (if
                 ----
                 positive) for each fiscal year of the Company commencing with the fiscal year ending on or about November 30, 2000 and concluding with the fiscal year ending most recently prior to the date of determination but without deduction for any fiscal year in which there is a loss plus (iii) an amount equal to (x)
                                               ----
                 100% of Net Cash Proceeds received after the Effective Date from the issuance of Capital Stock of the Company or any of its Subsidiaries to any Person other than the Company or its Subsidiaries."


     1.22. Section 6.13 of the Credit Agreement is hereby amended by adding the following clause (d) at the end thereof:

     "and (d) if the Company can demonstrate to the satisfaction of the New Administrative Agent that it will be in compliance on a pro forma basis with the covenants in Sections 6.12, 6.23, 6.24, 6.25, 6.33 and 6.34 after
                           -------------  ----  ----  ----  ----     ----
     giving effect to such redemption or repurchase (assuming that the aggregate repurchase or redemption price therefor was deducted from EBITDA in the cases of Sections
                                                                        --------
     6.23, 6.24, 6.25 and 6.33), the Company may repurchase or redeem the
     ----  ----  ----     ----
     warrants issued to the Lenders and their Affiliates issued in connection with Amendment No. 5 to this Agreement dated as of December 22, 1999."

     1.23. Section 6.23 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

            "6.23  Leverage Ratio and Senior Leverage Ratio.  (a) At any and all
                   ----------------------------------------
     times, the Company shall not permit the Leverage Ratio to exceed the amounts set forth below for the fiscal periods set forth below:

     Fiscal Quarter Ending On or About
     the Dates Set Forth Below:              Maximum Ratio
     -------------------------               -------------
     November 30, 1999                       9.00 to 1.00

     February 29, 2000                       8.50 to 1.00
     May 31, 2000                            8.00 to 1.00
     August 31, 2000                         7.50 to 1.00
     November 30, 2000                       6.00 to 1.00

     February 28, 2001                       5.50 to 1.00
     May 31, 2001                            5.50 to 1.00
     August 31, 2001                         5.50 to 1.00
     November 30, 2001                       5.50 to 1.00

     February 28, 2002                       3.50 to 1.00

     May 31, 2002                            3.50 to 1.00
     August 31, 2002                         3.50 to 1.00

     And at all times during each            3.00 to 1.00
     fiscal quarter thereafter

     (b) At any and all times, the Company shall not permit the Senior Leverage Ratio to exceed the amounts set forth below for the fiscal periods set forth below:

Fiscal Quarter Ending On or About
the Dates Set Forth Below:              Maximum Ratio
-------------------------               -------------
     November 30, 1999                  5.00 to 1.00

     February 29, 2000                  4.50 to 1.00
     May 31, 2000                       4.00 to 1.00
     August 31, 2000                    4.00 to 1.00

     November 30, 2000               3.50 to 1.00

     February 28, 2001               3.00 to 1.00
     May 31, 2001                    2.75 to 1.00
     August 31, 2001                 2.75 to 1.00
     November 30, 2001               2.75 to 1.00

     And at all times during each
     fiscal quarter thereafter       2.00 to 1.00

     The Leverage Ratio and Senior Leverage Ratio shall be calculated, in each case, as of the last day of each fiscal quarter based upon (A) for Indebtedness, Indebtedness as of the last day of each such fiscal quarter; and (B) for EBITDA, the actual amount for the four-quarter period ending on such day."

     1.24. Section 6.24 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

            "6.24  Interest Expense Coverage Ratio. The Company shall not permit
                   -------------------------------
     the Interest Expense Coverage Ratio to be less than the amounts set forth below for the fiscal periods set forth below:

       Fiscal Quarter Ending On or About
       the Dates Set Forth Below:            Minimum Ratio
       -------------------------             -------------
       November 30, 1999                     1.05 to 1.00

       February 29, 2000                     1.10 to 1.00
       May 31, 2000                          1.20 to 1.00
       August 31, 2000                       1.20 to 1.00

       November 30, 2000                     1.50 to 1.00

       February 28, 2001                     1.50 to 1.00
       May 31, 2001
       through November 30, 2001             1.60 to 1.00
       And for each fiscal quarter
       ending thereafter                     2.50 to 1.00"

     1.25. Section 6.25 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

          "6.25  Fixed Charge Coverage Ratio.  The Company shall not permit the
                 ---------------------------
     Fixed Charge Coverage Ratio to be less than the amounts set forth below for the fiscal periods set forth below:

     Fiscal Quarter Ending On or About
     the Dates Set Forth Below:        Minimum Ratio
     --------------------------        -------------

     November 30, 1999                 0.50 to 1.00
     February 29, 2000                 0.60 to 1.00

     May 31, 2000                      0.70 to 1.00

     August 31, 2000                   0.75 to 1.00

     November 30, 2000                 0.95 to 1.00

     February 28, 2001 through
     November 30, 2001                 1.00 to 1.00

     And for each fiscal quarter
     ending thereafter                 1.25 to 1.00"

     1.26. Section 6.33 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

            "6.33.  Minimum EBITDA.  The Company shall not permit EBITDA to be
                    --------------
     less than the amounts set forth below for the fiscal periods ending on the dates set forth below:

     Fiscal Quarter Ending on or About
     the Dates Set Forth Below:              Minimum EBITDA
     --------------------------              --------------
     November 30, 1999                       $ 45,000,000

     February 29, 2000                       $ 50,000,000
     May 31, 2000                            $ 55,000,000
     August 31, 2000                         $ 55,000,000
     November 30, 2000                       $ 70,000,000

     February 28, 2001                       $ 70,000,000
     May 31, 2001                            $ 75,000,000
     August 31, 2001                         $ 75,000,000
     November 30, 2001                       $ 75,000,000

     February 28, 2002 and each
     fiscal quarter thereafter          $100,000,000

     In each case, EBITDA shall be determined as of the last day of each fiscal quarter then ended for the four fiscal quarter period ending on such date."

     1.27.  The following Section 6.34 is hereby added to the Credit Agreement:

            "6.34  Clean-Down of Revolving Loans. The Company shall, on the 25th
                   -----------------------------
     day of each month set forth below cause (a) the sum of (x) the Revolving Credit Availability on such day plus (y) the Aggregate Additional Revolving Loan Commitment on such day minus the aggregate amount of all outstanding Additional Revolving Loans on such day to be at least equal to (b) the amount set forth below for such month (with each such amount to be reduced pro tanto in the event that the Aggregate Additional Revolving Loan
     ---------
     Commitment, at the time such aggregate commitment is initially committed to, is less than $10,000,000):


     Month                     Amount
     ---------------------------------

     January 2000              $ 18,000,000
     February 2000             $ 15,000,000
     March 2000                $ 10,000,000
     April 2000                $ 10,000,000
     May 2000                  $ 10,000,000
     June 2000                 $ 15,000,000
     July 2000                 $ 20,000,000
     August 2000               $ 15,000,000
     September 2000            $ 10,000,000
     October 2000              $ 10,000,000
     November 2000             $ 10,000,000
     December 2000             $ 10,000,000
     January 2001              $ 20,000,000
     February 2001             $ 20,000,000
     March 2001                $ 20,000,000
     April 2001                $ 20,000,000
     May 2001                  $ 20,000,000
     June 2001                 $ 20,000,000
     July 2001                 $ 20,000,000
     August 2001               $ 20,000,000
     September 2001            $ 20,000,000
     October 2001              $ 20,000,000
     November 2001             $ 20,000,000;

     provided that:  (i) the Company may defer complying with this Section on
     --------
     the 25th day of a month so long as it is in compliance on one day within a five-day period following the 25th of such month (provided that this
                                                       --------
     deferral option may not be exercised more than three times in any 12 months and in any event such option may not be exercised with respect to compliance on the 25th of January or July in any year); and (ii) for purposes of this Section 6.34 only, to the extent that the Company deposits
                      ------------
     (or causes to be deposited) immediately available cash of the Company or any Subsidiary into a blocked account maintained with the Administrative Agent in which the Administrative Agent has a first priority security interest or sole dominion and control and as to which neither the Company nor any Subsidiary has the power to withdraw such cash, such deposit shall be deemed to reduce the outstanding Revolving Loans and Additional Revolving Loans to the same extent as if such Loans had been paid (provided, that so long as no Default or Unmatured Default exists, the
      --------
     Administrative Agent shall release all such funds from such accounts one Business Day following such deposit)."

     1.28. Section 7.3 of the Credit Agreement is hereby deleted in its entirety, and the following is substituted therefor:

            7.3.  The breach by the Company of any of the terms or provisions of

     Section 6.2, 6.9, 6.10, 6.12, 6.13, 6.15, 6.16, 6.18, 6.23, 6.24, 6.25,
     -----------------------------------------------------------------------
     6.27, 6.28, 6.33 or 6.34.
     ----------- ----    ----

     1.29. Section 8.2 of the Credit Agreement is hereby amended by (i) adding the phrase "the Additional Revolving Loan Termination Date," immediately after the phrase "the Termination Date," in clause (i) of the proviso to such Section,
(ii) adding the phrase "`Additional Revolving Loan Percentage'," immediately after the phrase "`Revolving Loan Percentage'," in clause (iii) of the proviso to such Section, (iii) adding the phrase "or the Additional Revolving Loan Commitment" immediately after the phrase "Revolving Loan Commitment" in clause
(iv) of the proviso to such Section and (iv) adding the phrase "Additional Revolving Loan Percentage," immediately after the phrase "Revolving Loan Percentage," in clause (iv) of the proviso to such Section.

     1.30. Section 11.9 of the Credit Agreement is hereby amended by adding the phrase "its Additional Revolving Loan Commitment," immediately after the phrase "its Revolving Loan Commitment," in the first sentence of such Section.

     1.31. Section 12.3 of the Credit Agreement is hereby amended by deleting the phrase "first, to the outstanding Revolving Loans, and second, to the
            -----                                          ------
outstanding Term Loans" from the second sentence of such Section and substituting the following therefor "first, to the outstanding Additional
                                     -----
Revolving Loans, second to the outstanding Revolving Loans, and third, to the
                 ------                                         -----
outstanding Term Loans".

     1.32. Sections 13.2.1 and 13.2.2 are hereby amended by adding the phrase "or Additional Revolving Loan Commitment" immediately following the words "Revolving Loan Commitment" each place where they appear in such Sections.

     1.33. Sections 13.3.1 and 13.3.2 are hereby amended by (i) adding the phrase "or Additional Revolving Loan Commitments" immediately following the words "Revolving Loan Commitments" each place where they appear in such Sections and (ii) adding the phrase "or Additional Revolving Loan Commitment" immediately following the words "Revolving Loan Commitment" where they appear in the penultimate sentence of Section 13.3.2.

     1.34. Upon the effectiveness hereof, the Required Lenders hereby agree that the letter agreement dated October 14, 1999 between the Company and the Existing Administrative Agent is terminated and that the Company is released from any obligation thereunder.

     2.   Replacement of Administrative Agent.  Pursuant to Section 11.11 of the
          -----------------------------------
Credit Agreement, effective as of January 30, 2000 (the "Removal Effective
                                                         -----------------
Date"), the Required Lenders hereby remove the Existing Administrative Agent as
----
Administrative Agent and appoint the New Administrative Agent as Administrative Agent. The New Administrative Agent hereby accepts such appointment. The Required Lenders hereby direct the Existing Administrative Agent to, forthwith following the date hereof and in any event on or prior to the Removal Effective Date, transfer, assign and convey to the New Administrative Agent, any and all Collateral held by it pursuant to the Loan Documents in its capacity as Administrative Agent, execute any and all instruments, agreements and other documents, including assignments of financing statements, reasonably requested by the New Administrative Agent to properly transfer, assign or convey such Collateral, and deliver such information relating to the administration of the Loans to the New Administrative Agent as the New Administrative Agent may reasonably request.

     3.   Conditions of Effectiveness.  This Amendment shall become effective
          ---------------------------
and be deemed effective as of the date hereof upon (a) the delivery of (i) duly executed originals of this Amendment from the Required Lenders, each Lender that has agreed to provide an "Additional Revolving Loan Commitment" as provided above on the effectiveness of this Agreement (each such Lender, an "Increasing
                                                                    ----------
Lender"), Gasboy, Tokheim-Sofitam, Sofitam Applications and the Company and (ii)
------
duly executed originals of a Reaffirmation in the form of Exhibit A attached
                                                          ---------
hereto from Tokheim Automation Corporation, Envirotronic Systems, Inc., Tokheim Investment Corp., Sunbelt Hose & Petroleum Equipment, Inc., Gasboy, Tokheim-Sofitam, Sofitam Applications, Management Solutions, Inc., Tokheim Equipment Corporation, and Tokheim RPS, LLC, (b) the payment of all the fees described in

Section 4 below and any other fees payable by the Company in connection herewith
---------
and (c) in the event that this Amendment is executed and delivered by the Required Lenders on or prior to 5:00 p.m. (Chicago time) on December 22, 1999, the delivery of each of the following documents (i) (subject to the parenthetical in clause (c)(ii) below) a Warrant Certificate, substantially in
                 --------------
the form of Exhibit B hereto ("Warrant Certificate"), for each Lender
            ---------          -------------------
representing the right to purchase a number of shares of common stock, par value $1.00 per share, of the Company ("Common Stock"), determined as follows: (A) as
                                  ------------
to each Lender, its Percentage (prior to giving effect hereto) of 1,516,212.01 shares of Common Stock plus (B) if such Lender is an Increasing Lender, its proportionate share (based upon the amount of its "Additional Revolving Loan Commitment" as set forth opposite its signature hereto as an "Increasing Lender" divided by $10,000,000) of 1,010,808 shares of Common Stock, (ii) a Warrant and Registration Rights Agreement, substantially in the form of Exhibit C hereto,
                                                            ---------
duly executed by the Company (it being understood that no Lender shall be
                              ------------------------
entitled to receive any Warrant Certificate unless and until it shall have executed and delivered to the New Administrative Agent a counterpart of such Agreement) and (iii) opinions of (x) Skadden, Arps, Slate, Meagher & Flom (Illinois), (y) Ice Miller, special Indiana counsel to the Company and (z) Norman L. Roelke, general counsel to the Company, in each case in form and substance reasonably satisfactory to the New Administrative Agent and, as to legal matters, its counsel.

     4.   Fees.  In the event the Required Lenders execute and deliver (by
          ----
facsimile of duly executed signature pages to Tom Kramer (fax: 312-904-1028) at the New Administrative Agent) this Amendment on or prior to 5:00 p.m. (Chicago time) on December 22, 1999 each Lender shall be entitled to a fee of 0.50% of such Lender's Commitment (as defined in the Credit Agreement) prior to giving effect to this Amendment. The Company shall pay to each Increasing Lender a fee of 0.50% of such Increasing Lender's "Additional Revolving Loan Commitment" as set forth opposite its signature hereto as an "Increasing Lender". Each of the fees described above shall be due and payable on the date the Company executes this Amendment.

     5.   Representations and Warranties of the Company.  The Company, Gasboy,
          ---------------------------------------------
Tokheim-Sofitam and Sofitam Applications (each a "Credit Party") hereby
                                                  ------------
represent and warrant as follows:

          (a) This Amendment and the Credit Agreement as previously executed and amended and as amended hereby, constitute legal, valid and binding obligations of such Credit Party and are enforceable against such Credit Party in accordance with their terms.

          (b) Upon the effectiveness of this Amendment, each Credit Party hereby reaffirms all covenants, representations and warranties made in the Credit Agreement, to the extent the same are not amended hereby, and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (unless expressly made as of a different date).

     6.   Reference to and Effect on the Credit Agreement.
          -----------------------------------------------

          6.1.  Upon the effectiveness of Section 1 hereof, on and after the
                                          ---------
     date hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Second Amended and Restated Credit Agreement dated as of December 14, 1998, as amended previously and as amended hereby.

          6.2. Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

          6.3. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any of the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

     7.   Costs and Expenses.  The Company agrees to pay all reasonable costs,
          ------------------
fees and out-of-pocket expenses (including reasonable attorneys' fees and expenses charged to the New Administrative Agent and the reasonable fees and charges of Policano & Manzo, L.L.C.) incurred by the New Administrative Agent in connection with the preparation, execution and enforcement of this Amendment.

     8.   Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING WITHOUT LIMITATION, 735 ILCS 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.

     9.   Headings.  Section headings in this Amendment are included herein for
          --------
convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     10.  Counterparts.  This Amendment may be executed by one or more of the
          ------------
parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     11.  Schlumberger Consent.  The Company will use commercially reasonable
          --------------------
efforts to obtain a waiver and amendment, duly executed by Schlumberger Limited, in form and substance satisfactory to the New Administrative Agent, (x) waiving any antidilution adjustment under its Warrant, dated September 30, 1999, to purchase common stock of the Company caused by the issuance of the Warrant Certificates set forth above and any antidilution adjustment pursuant to the terms of such Warrant Certificates and (y) amending its registration rights agreement with the Company such that the priorities on registration set forth in the Warrant and Registration Rights Agreement set forth above do not conflict therewith.

     12.  Due Diligence.  Without limiting Section 6.8 of the Credit Agreement,
          -------------                    -----------
the Company will, and will cause each Subsidiary to, permit the Lenders, by their respective representatives and agents (including without limitation Policano & Manzo, L.L.C.), to perform due diligence, inspect any of the Properties, corporate books and financial records of the Company and each such Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each such Subsidiary, and to discuss the affairs, finances and accounts of the Company and each such Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate upon reasonable notice. The reasonable out-of-pocket expenses incurred by the Lenders in connection with retaining consultants in respect of analyzing the Company's financial results and forecasts and providing other workout-related consulting shall be reimbursed by the Company promptly following the Agent's demand; provided that the Company
                                                      --------
shall only have to pay the expenses of a single consultant with respect to such analysis and consulting after January 30, 2000 (this limitation not to be applicable to legal counsel, the expenses of which are governed by Section 10.6
                                                                   ------------
of the Credit Agreement).

     13.  Consent to Increase.  For purposes of greater clarity, the Required
          -------------------
Lenders hereby consent to any increase in the "Aggregate Additional Revolving Loan Commitment" after the date hereof as permitted by the parenthetical phrase in the second sentence of the definition of "Aggregate Additional Revolving Loan Commitment" as set forth in the Credit Agreement as amended hereby.

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.


                                        TOKHEIM CORPORATION, as a Borrower


                                        By:__________________________________
                                           Name:
                                           Title:


                                        GASBOY INTERNATIONAL, INC., as a
                                        Borrower


                                        By:__________________________________
                                           Name:
                                           Title:


                                        TOKHEIM-SOFITAM S.A., as a Borrower


                                        By:__________________________________
                                           Name:
                                           Title:


                                        TOKHEIM SOFITAM APPLICATIONS
                                        S.A., as a Borrower


                                        By:__________________________________
                                           Name:
                                           Title:

                                        BANK ONE, INDIANA, NATIONAL ASSOCIATION, formerly known as NBD BANK, N.A., as Existing Administrative Agent, as a Lender, as Issuing Lender, and a Swing Loan Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        CREDIT LYONNAIS, CHICAGO BRANCH, as
                                        Documentation and Collateral Agent and
                                        as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        BANKERS TRUST COMPANY, as Co-Syndication
                                        Agent and as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        ABN AMRO BANK N.V., as New
                                        Administrative Agent and as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:

                                        By:__________________________________
                                           Name:
                                           Title:

                                        CREDIT AGRICOLE INDOSUEZ, as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        By:__________________________________
                                           Name:
                                           Title:



                                        HARRIS TRUST AND SAVINGS BANK, as a
                                        Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        COMPAGNIE FINANCIERE DE CIC ET DE
                                        L'UNION EUROPEENNE, as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        By:__________________________________
                                           Name:
                                           Title:


                                        MERCANTILE BANK N.A., as a Lender

                                        By:__________________________________
                                           Name:
                                           Title:


                                        THE PROVIDENT BANK, as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        FINOVA CAPITAL CORPORATION, as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        IMPERIAL BANK, as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        NATEXIS BANQUE BFCE, as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:

                                        By:__________________________________
                                           Name:
                                           Title:


                                        BANK POLSKA KASA OPIEKI S.A. - PEKAO S.A
                                        GROUP, NEW YORK BRANCH, as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        SENIOR DEBT PORTFOLIO, as a Lender

                                        By:   Boston Management and Research, as
                                              Investment Advisor


                                        By:__________________________________
                                           Name:
                                           Title:


                                        EATON VANCE SENIOR INCOME TRUST, as a
                                        Lender

                                        By:   Eaton Vance Management, as
                                              Investment Advisor


                                        By:__________________________________
                                           Name:
                                           Title:


                                        OXFORD STRATEGIC INCOME FUND, as a
                                        Lender

                                        By:  Eaton Vance Management, as
                                             Investment Advisor


                                        By:__________________________________
                                           Name:
                                           Title:


                                        OCTAGON LOAN TRUST, as a Lender

                                        By:  Octagon Credit Investors, as
                                             Manager


                                        By:__________________________________
                                           Name:
                                           Title:


                                        OCTAGON INVESTMENT PARTNERS II, LLC, as
                                        a Lender


                                        By:__________________________________
                                           Name:
                                           Title:


                                        INDOSUEZ CAPITAL FUNDING IIA, LIMITED,
                                        as a Lender

                                        By:  Indosuez Capital as Portfolio
                                             Advisor


                                        By:__________________________________
                                           Name:
                                           Title:


                                        INDOSUEZ CAPITAL FUNDING IV, L.P.

                                        By:   Indosuez Capital as Portfolio
                                              Advisor


                                        By:__________________________________
                                           Name:
                                           Title:


                                        ALLIANCE INVESTMENT OPPORTUNITIES FUND,
                                        L.L.C., as a Lender

                                        By:  ALLIANCE INVESTMENT OPPORTUNITIES
                                             MANAGEMENT, L.L.C., as Managing
                                             Member

                                        By:  ALLIANCE CAPITAL MANAGEMENT L.P.,
                                             as Managing Member

                                        By:  ALLIANCE CAPITAL MANAGEMENT
                                             CORPORATION, as General Partner


                                        By:__________________________________
                                           Name:
                                           Title:


                                        AMSOUTH BANK, as a Lender


                                        By:__________________________________
                                           Name:
                                           Title:

                                        ARES LEVERAGED INVESTMENT FUND II, L.P., as a Lender

                                        By:  ARES Management II, L.P., its
                                             General Partner


                                        By:__________________________________
                                           Name:
                                           Title:

INCREASING LENDERS:

Additional Revolving Loan
Commitment:                             ABN AMRO BANK N.V.
$2,500,000


                                        By:__________________________________
                                           Name:
                                           Title:


                                        By:__________________________________
                                           Name:
                                           Title:

                                                                       EXHIBIT A

                                 REAFFIRMATION

          Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 5 to the Second Amended and Restated Credit Agreement dated as of December 14, 1998 by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), GASBOY INTERNATIONAL, INC., a Pennsylvania
                  -------
corporation ("Gasboy"), TOKHEIM-SOFITAM S.A., a societe anonyme organized under
              ------
the laws of France ("Tokheim-Sofitam"), TOKHEIM SOFITAM APPLICATIONS S.A., a
                     ---------------
societe anonyme organized under the laws of France ("Sofitam Applications", and,
                                                     --------------------
together with the Company, Gasboy and Tokheim-Sofitam, the "Borrowers") and the
                                                            ---------
financial institutions from time to time party thereto (the "Lenders"), as
                                                             -------
amended by an Amendment No. 1, an Amendment No. 2, an Amendment No. 3 and an Amendment No. 4, dated as of January 11, 1999, March 1, 1999, February 27, 1999 and October 14, 1999, respectively (as amended and as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit
                                                                     ------
Agreement"), which Amendment No. 5 is dated as of December 22, 1999 (the
---------
"Amendment").  Capitalized terms used in this Reaffirmation and not defined
 ---------
herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by any Agent or any Lender, each of the undersigned reaffirms the terms and conditions of the Guaranty, Pledge Agreement, Security Agreement and any other Loan Document executed by it and acknowledges and agrees that such agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and the Amendment and as the same may from time to time hereafter be amended, modified or restated.

                                   Dated as of December 22, 1999
                                        TOKHEIM AUTOMATION CORPORATION
                                        ENVIROTRONIC SYSTEMS, INC.
                                        TOKHEIM INVESTMENT CORP.
                                        SUNBELT HOSE & PETROLEUM EQUIPMENT, INC.
                                        GASBOY INTERNATIONAL, INC.
                                        MANAGEMENT SOLUTIONS, INC.
                                        TOKHEIM EQUIPMENT CORPORATION
                                        TOKHEIM RPS, LLC
                                             By: Gasboy International, Inc.
                                        TOKHEIM-SOFITAM S.A.
                                        TOKHEIM SOFITAM APPLICATIONS S.A.


                                   By ____________________________________
                                      Name:
                                      Title: